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                                                                      EXHIBIT 4

                                  FRONT SIDE

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                                    MapInfo
                       THE INFORMATION DISCOVERY COMPANY

MI

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

       THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA. OR NEW YORK, N.Y.

COMMON STOCK                                                  CUSIP 565105 10 3
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

This CERTIFIES that

is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

MAPINFO CORPORATION, transferable on the books of the Corporation by said owner in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and all amendments thereto and supplements thereof.

  This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

  WITNESS the facsimile seal of the Corporation and the facsimile signatures of the Corporation's duly authorized officers.

Dated:

Countersigned and Registered:
BankBoston, N.A.
Transfer Agent
and Registrar,
By

Authorized Signature

/s/ John F. Haller                          /s/ John C. Cavalier
Secretary                SEAL               President and Chief Executive
                                            Officer
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                                   BACK SIDE

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                                    MapInfo
                       THE INFORMATION DISCOVERY COMPANY

  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF CLASSES OF PREFERRED STOCK IN SERIES.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common     UNIF GIFT MIN ACT--      Custodian       ,
TEN ENT--as tenants by the                             (Cust)           (Minor)
entireties

JT WROS--as joint tenants with     Under Uniform Gifts to Minors Act __________
         right of survivorship                                      (State)
         and not as tenants in
         common

    Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.